Exhibit 99.1

April 28, 2015

To Our Members:

The Federal Home Loan Bank of Chicago (FHLBC) is a member-focused Bank oriented to support you in the communities you serve. Through an ongoing dialogue with you, we’ve designed products and services to be responsive to your business needs. We have also used our increasingly strong capital position to permit each member to access and use the cooperative in a manner most appropriate for your business.
Last quarter, we increased the dividend on the activity-based stock to reward those members that do business with the FHLBC and, thereby, support the entire cooperative. We also reduced the membership stock requirement to lower your cost of accessing the FHLBC and to free up capital for members that use the FHLBC primarily as a source of rock-solid emergency liquidity. More than 600 of our members directly benefited from that reduced requirement this spring as we enabled them to request repurchase of their stock to redeploy the capital in their businesses and their communities.
Today, the Board of Directors maintained the dividend levels set last quarter by declaring a 0.50% dividend on Class B2 membership stock and a 2.25% dividend on Class B1activity stock. The higher dividend, in effect, lowers your cost of doing business with the FHLBC. In addition, we expect to report net income of $83 million for the first quarter of 2015 when we file our Form 10-Q with the Securities and Exchange Commission next month. Click here for preliminary and unaudited financial results and details on the dividend payments.

More MPF® Products, More Solutions
To assist members in accessing the secondary mortgage market, we have developed a suite of Mortgage Partnership Finance® (MPF) products that will provide you with additional outlets for your housing loans, including high balance loans and government loans. Those programs are in full rollout and are available to all members. We have other exciting announcements regarding the MPF Program and look forward to providing more information shortly.

Summer Management Conference: August 6-7
We hope your summer plans include the FHLBC’s management conference, which will be held on August 6-7 in Chicago. Explore ideas from these notable speakers:

•	Ben S. Bernanke, Chairman, The Federal Reserve System (2006-2014)

•	Thomas J. Curry, Comptroller of the Currency

•	Janice Eberly, Professor, Kellogg School of Management at Northwestern University

•	Dan Pink, Best-Selling Author

Look for the invitation to the FHLBC management conference soon.

As always, thank you for your membership in-and for using-the Federal Home Loan Bank of Chicago. I look forward to seeing you this summer, if not before.

Best regards,
Matt Feldman
President and CEO

This letter contains forward-looking statements which are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “anticipates,” “believes,” “expects,” “could,” “plans,” “estimates,” “may,” “should,” “will,” or their negatives or other variations on these terms. We caution that, by their nature, forward-looking statements involve risk or uncertainty, that actual results could differ materially from those expressed or implied in these forward-looking statements, and that actual events could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, instability in the credit and debt markets, economic conditions (including effects on, among other things, mortgage-backed securities), changes in mortgage interest rates and prepayment speeds on mortgage assets, our ability to successfully transition to a new business model and to pay future dividends (including enhanced dividends on activity-based capital stock), our ability to implement new MPF products, our ability to meet required conditions to repurchase or redeem excess capital stock from our members, including maintaining compliance with our minimum regulatory capital requirements and determining our financial condition is sound enough to support such repurchases and redemptions, and the risk factors set forth in our periodic filings with the Securities and Exchange Commission, which are available on our website at www.fhlbc.com. We assume no obligation to update any forward-looking statements made in this letter. The financial results discussed in this letter are preliminary and unaudited. “Mortgage Partnership Finance” and “MPF” are registered trademarks of the Federal Home Loan Bank of Chicago.

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First Quarter 2015 Dividend
On April 28, 2015, the Board of Directors of the Federal Home Loan Bank of Chicago (FHLBC) declared a cash dividend for both the average activity-based capital stock (Class B1) and average membership-based capital stock (Class B2), based on the Bank’s preliminary financial results for the first quarter of 2015.

The dividend declared per share of Class B1 activity stock is at an annualized rate of 2.25%. The dividend declared per share of Class B2 membership stock is at an annualized rate of 0.50%. The actual effective combined dividend rate on the total stock held by each member will depend on its level of activity with the FHLBC during the first quarter and the relative number of shares of membership and activity stock. The dividend will be paid by crediting your account on May 14, 2015.

The Board of Directors determined to pay a higher dividend per share on Class B1 activity stock than on Class B2 membership stock to recognize members that utilize FHLBC advances; this activity contributes to the overall health of the entire cooperative. The higher dividend, in effect, lowers your cost of doing business with the FHLBC.

First Quarter 2015 Financial Highlights
The results discussed here are preliminary and unaudited. Please refer to the Condensed Statements of Income and Statements of Condition on the next page. We expect to file our first quarter 2015 Form 10-Q with the Securities and Exchange Commission next month. You will be able to access it on our website, www.fhlbc.com, or through the SEC’s reporting website.

•	We recorded net income of $83 million for the first quarter of 2015, up slightly from $81 million in the first quarter of 2014.

•
Net interest income for the first quarter of 2015 was $130 million, consistent with the first quarter of 2014 as the decline in our higher-earning investment and MPF® loan portfolios was offset by lower rates incurred on our debt.

•
Total Investment Securities declined $1.5 billion from $27.3 billion at December 31, 2014, to $25.8 billion at March 31, 2015, as the portfolio continued to pay down, reflecting our current investment restriction which limits our ability to acquire longer-term investments.

•	Advances outstanding were $31.9 billion at March 31, 2015, down $600 million from December 31, 2014.

•	Total assets decreased $1.7 billion during the first quarter of 2015, to $70.1 billion at March 31, 2015.

•	We reached $2.48 billion in retained earnings at March 31, 2015.

•	We remained in compliance with all of our regulatory capital requirements.

Condensed Statements of Condition
(Dollars in millions)
(Preliminary and Unaudited)
	March 31, 2015	December 31, 2014	Change
Cash and due from banks, interest bearing deposits, Federal Funds sold, and securities purchased under agreement to resell	$6,440	$5,827	11%
Investment securities	25,834	27,260	(5)%
Advances	31,941	32,485	(2)%
MPF Loans held in portfolio, net	5,728	6,057	(5)%
Other	204	212	(4)%
Total assets	$70,147	$71,841	(2)%

Consolidated obligation discount notes	$30,474	$31,054	(2)%
Consolidated obligation bonds	33,043	34,251	(4)%
Subordinated notes	944	944	—%
Other	1,107	1,067	4%
Total liabilities	65,568	67,316	(3)%

Capital stock	1,923	1,902	1%
Retained earnings	2,484	2,406	3%
Accumulated other comprehensive income	172	217	(21)%
Total capital	4,579	4,525	1%
Total liabilities and capital	$70,147	$71,841	(2)%

Condensed Statements of Income
(Dollars in millions)
(Preliminary and Unaudited)
	For the three months ended March 31,
	2015	2014	Change
Interest income	$321	$355	(10)%
Interest expense	(191)	(228)	(16)%
Reversal of (provision for) credit losses	—	3	(100)%
Net interest income	130	130	—%
Non-interest gain (loss)	(5)	(10)	(50)%
Non-interest expense	(33)	(30)	10%
Affordable Housing Program assessment	(9)	(9)	—%
Net income	$83	$81	2%

Net yield on interest-earning assets	0.70%	0.74%	(0.04)%

This publication contains forward-looking statements which are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “anticipates,” “believes,” “expects,” “could,” “plans,” “estimates,” “may,” “should,” “will,” or their negatives or other variations on these terms. We caution that, by their nature, forward-looking statements involve risk or uncertainty, that actual results could differ materially from those expressed or implied in these forward-looking statements, and that actual events could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, instability in the credit and debt markets, economic conditions (including effects on, among other things, mortgage-backed securities), changes in mortgage interest rates and prepayment speeds on mortgage assets, our ability to successfully transition to a new business model and to pay future dividends (including enhanced dividends on activity-based capital stock), our ability to implement new MPF products, our ability to meet required conditions to repurchase or redeem excess capital stock from our members, including maintaining compliance with our minimum regulatory capital requirements and determining our financial condition is sound enough to support such repurchases and redemptions, and the risk factors set forth in our periodic filings with the Securities and Exchange Commission, which are available on our website at www.fhlbc.com. We assume no obligation to update any forward-looking statements made in this publication. The financial results discussed in this publication are preliminary and unaudited. “Mortgage Partnership Finance” and “MPF” are registered trademarks of the Federal Home Loan Bank of Chicago.